Exhibit 99.1

U.S. Gold Corp. Announces New Targets for Upcoming

Commencement of Drilling at Maggie Creek, Carlin Gold Belt,

in Nevada

- U.S. Gold Corp. intends to drill up to 5,000 feet (approx. 1,500 m) in up to 2 holes as part of ongoing exploration

- These holes seek to assess a new target concept below post-mineral cover to the east of Nevada Gold Mines’ Gold Quarry mine

- Target was developed using structural projections, gravity data and geochemistry

ELKO, NV, April 7, 2021 — U.S. Gold Corp. (NASDAQ: USAU), a gold exploration and development company, is pleased to announce plans for the commencement of core drill testing of a previously untested, covered Carlin-type target on its Maggie Creek project, located directly east of Nevada Gold Mines’ Gold Quarry mine and processing facilities.

Ken Coleman, U.S. Gold Corp.’s Chief Geologist, states, “We are very pleased to move forward with the initial assessment of this target concept in an area not previously tested due to thick post-mineral cover. Previous operators have looked at the property from the standpoint of shallow, open-pit mineable and heap leachable deposit exploration. We have seen over the recent years an increase in exploration under cover for potentially high-grade, underground mineable gold deposits along the Carlin and Battle Mountain-Eureka Gold Belts. I think high-grade, underground mining is the future in Nevada and that the best opportunities for major discoveries will be under cover. Pursuing these opportunities will require proper mapping and sound geologic reasoning, supported by geochemical and geophysical tools. While we will continue to assess near-surface opportunities on our various projects, we will also be placing a stronger emphasis on concealed targets in areas of our projects that have been lightly tested or not previously explored.”

Previous interpretations of the local structure and mineral potential of the Maggie Creek project have been based upon straight-line projections of the northeast striking Chukar-Alunite (CA) fault zone and related steeply dipping features in its footwall across several northwest striking faults, including the Good Hope fault. However, the CA fault zone dips 35-45° to the southeast, and as such, cannot be properly projected in a straight line across current topography and several northwest striking faults to the east of Gold Quarry. In addition, most of the major mineralization at Gold Quarry is located in the hanging wall of the CA fault zone, especially where it intersects with steeper dipping antithetics (i.e., Deep Sulfide Feeder faults). If the CA fault zone is truly through-going, then it should be projected along the Tertiary paleosurface and take into account offsets along the several Good Hope parallel faults that exist between Gold Quarry and Maggie Creek. Based upon those projections, we believe that the best potential for high-grade gold deposits of significant size exists in the southeast end of the Maggie Creek project, under post-mineral Carlin Formation cover. See the figures below for more information.

Note shallow dip of Chukar-Alunite fault and its control on higher grade gold mineralization

A
B
C
Gold Quarry deposit
Mac Thrust
Chukar-Alunite Fault
Footwall Fault
Magpie
Chukar FW zone (projected)
Deep Sulphide Feeder Fault
6000 ft
5000 ft
4000 ft
0 Feet 1200
0 Metres 400
Cross section through the Gold Quarry deposit
Section 197100N (feet) in mine grid. View looking north in B-C, with bend looking northeast in A-B.
Compiled from mine data
Rodeo Creek Fmn.
Popovich Fmn.
Roberts Mts. Fmn.
Miocene volcanics
Au assays, blasthole and exploration data
0.01-0.03 opt Au
0.03-0.1 opt Au
>0.1 opt Au
Bedding form lines
Reverse Faults
Normal Faults, major
Normal faults
Pit wall, 2014
Geological setting of the Gold Quarry deposit
Plan map compiled from Harlan et al. (2002) and mine mapping
Grid is NAD 27 UTM.
Note location of cross section A-B-C
Rodeo Creek Fmn.
Popovich Fmn.
Roberts Mts. Fmn.
Miocene volcanics
Reverse Faults
Faults, normal or undifferentiated
>0.01 opt Au mineralization surface projection
Open pit outlines
Mike Deposit
Tusc
Good Hope Fault
Mac
Chukar-Alunite Fault Zone
Gold Quarry Pit
Canyon Fault
Schroeder Fault
Rainbow Fault
Chukar Footwall Zone
Miles 1.2
Kilometres 5

Figure 13. Gold Quarry deposit geology, plan map (bottom) and cross section (top). The map is compiled from Norby et al. (2002), Harlan et al. (2002) and mine maps, with modification based on field observations and more recent mining information. Grid is in NAD 27 UTM. Faults to the northeast of Gold Quarry, the Canyon and Rainbow faults, are informally named for the purposes of reference in the text. The location of the cross section above is show on the plan map. The cross section is a view toward the north and is compiled from blast hole assay, drill hole and open pit geological data; local mine grid is in feet. Note the continuous nature of grade distribution along and parallel to the Chukar-Alunite fault zone, and the occurrence of synthetic extensional splays off its hanging wall, the largest being the Deep Sulphide Feeder. Reverse faults and folds in the open pit, as well as in the Mac pit to the west, can be seen to mimic and likely control local grade distribution internal to the deposit.

Controls of Fault and Fold Geometry on the Distribution of Gold Mineralization on the Carlin Trend
357

(Modified from Rhys et al., 2015)

Figure 1. Plan and cross-sectional view of Nevada Gold Mines’ Gold Quarry deposit.

Figure 2. Maggie Creek project and target area.

George Bee, President and CEO stated, “This drill target is a well-thought out and promising effort to discover the next high grade gold deposit on the Carlin Trend. Previous operators have encountered lower-grade, near surface mineralization at Maggie Creek, but a new, high-grade discovery could be a game-changer and provide real value to shareholders.”

QA/QC Procedure

U.S. Gold Corp. employs a rigorous QA/QC protocol on all aspects of sampling and analytical procedure. Drill core is checked, logged, marked for sampling and sawn in half. One-half of each drill core is maintained for future reference, and the other half of each drill core is sent to Bureau Veritas, an ISO 17025 accredited laboratory in Reno, Nevada to complete all sample preparation and assaying. Samples are analyzed employing fire assaying with atomic absorption finish for gold, and four-acid ICP-MS analysis for silver and copper. For QA/QC purposes, certified standards, blank samples and sample duplicates are inserted into the sample stream. U.S. Gold Corp. also periodically submits sample pulps to another independent laboratory for check analysis.

COVID-19 Policy

U.S. Gold Corp. recognizes the heightened health risks associated with the current pandemic. At this stage of the CK Gold Project development, focusing largely on the gathering of information from the field, our personnel, contractors and consultants do not need to come into close contact with others apart from work within individual pods such as the drill crew and core logging personnel. Much of our work is conducted outdoors and physically separated. Meetings are conducted from remote locations using available video conferencing software. When it is necessary for individuals to meet or visit facilities, health guidelines are followed to avoid and minimize the risk of spreading the COVID-19 virus. We take the health and safety of all those associated with our activities very seriously. If necessary, we will suspend activities and observe quarantine regimens until any health uncertainty passes.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates available on the US. Gold Corp. website. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

Cautionary Note to U.S. Investors Concerning Mineral Resources

We may use certain terms on this press release, which are defined in Canadian Institute of Metallurgy guidelines, the guidelines widely followed to comply with Canadian National Instrument 43-101-- Standards of Disclosure for Mineral Projects (“NI 43-101”). We advise U.S. investors that these terms are not recognized by the United States Securities and Exchange Commission (the “SEC”). However, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Note that a preliminary economic assessment is preliminary in nature, and it includes Inferred mineral resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves, and there is no certainty that the preliminary assessment will be realized.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold